Exhibit 23.5
CONSENT OF THOMAS WEISEL PARTNERS LLC
     We hereby consent to the inclusion of our opinion letter, dated October 6, 2009, as an exhibit to, and to the reference thereto under the captions “SUMMARY — Opinion of Thomas Weisel Partners,” “THE MERGER — Background of the Merger,” “THE MERGER — Merix’ Reasons for the Merger; Recommendation of Merix Board of Directors,” “THE MERGER — Opinion of Thomas Weisel Partners” and “THE MERGER — Financial Projections” in, this Amendment No. 3 to the Registration Statement on Form S-4 (the “Registration Statement”) of Viasystems Group, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that our opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.
December 29, 2009
THOMAS WEISEL PARTNERS LLC
/s/ Thomas Weisel Partners LLC